Exhibit 10.30

					FX rate =
QUALYTEXTIL SA - Reconciliation of Brazilian GAAP to US GAAP					1.71288	(h)
Statement of Profit and Loss for the three months ended April 30, 2008 (unaudited)
	Brazilian GAAP		Reclass-	As	Translated		Adjustments	US GAAP
	per internal	Notes	ifications	reclassified	to USD	Notes	in USD	in USD
	report in BRL			in BRL

Gross Income

Gross sales	4,796,174			4,796,174
Cancellation and taxes on sales	(1,430,329)			(1,430,329)
Net sales	3,365,845		0	3,365,845	$1,965,020		$0	$1,965,020

Cost of sales	1,664,812			1,664,812	971,159	(f)	(215,622)	755,537

Gross profit	1,701,033		0	1,701,033	993,861		215,622	1,209,483

Operating expenses (income):
Expenses	1,609,666			1,609,666	935,733	(e)	(116,087)	819,646
Net financial	165,257	(a )	(327,154)	(161,897)	(94,149)	(c )	94,149	0
Depreciation	34,591			34,591	20,255			20,255
Other (income) expense			(15,881)	(15,881)	(9,403)			(9,403)

Operating result	(108,481)		343,035	234,554	141,425		237,560	378,985

Interest expense		(a )	(352,317)	(352,317)	(206,440)			(206,440)
Interest income		(a )	25,163	25,163	14,744			14,744
Non operating other income / expense	(6,301)			(6,301)	(3,710)	(b)	47,944	44,234

Profit (loss) for the period/year before income tax and social contribution	(114,782)		15,881	(98,901)	(53,981)		285,504	231,523

Provision for income tax and social contribution	(27,642)			(27,642)	(17,453)	(g)	52,760	35,307

Profit (loss) for the period	(87,140)		15,881	(71,259)	$(36,528)		$232,744	$196,216

Exhibit 10.30
NOTES TO: QUALYTEXTIL SA - Reconciliation of Brazilian GAAP to US GAAP
Three months ended April 30, 2008

(a) Reclassify interest expense and interest income out of "net financial"
(b) Capital reserve reversal recognized as income	(b)	47,944
(c) Reclassify a government VAT tax incentive as a reduction of cost of goods sold	(c )	94,149
(d) Not used
(e) Net adjustment to administrative expenses
Legal fees not accrued under Brazilian GAAP - difference in opening and ending accruals		(1,348)
Management compensation not accrued under Brazilian GAAP - charge to earlier period		(107,266)
Outsourcing sales contractor invoices recorded one month in arrears - difference in opening and ending accruals		15,457
Outsourcing labor contractor invoices recorded one month in arrears - reverse beginning accrual		(22,930)
(e) Net adjustment to administrative expenses	(e)	(116,087)
(f) Net adjustment to cost of goods sold
inventory reserve not recorded under Brazilian GAAP - charged to earlier periods		(73,367)
reclassify a government VAT tax incentive (ICMS) as a reduction of cost of goods sold	(c )	(94,149)
Outsourcing labor contractor invoices recorded one month in arrears - reverse beginning accrual		(48,106)
(f) Net adjustment to cost of goods sold	(f)	(215,622)
(g) Income tax accrual to adjust to US GAAP income	(g)	52,760
 (h)  The three month statement of profit and loss has been derived from the internally generated monthly financial statements. These financial statements have been translated using the rate applicable to each month. The exchange rate of $1.71288 represents a weighted average of the monthly rates used.